Exhbit C

                                   Sales Plan


     Sales Plan dated March 6, 2002 (this "Sales Plan") between Harvey L. Karp ("Seller") and Bear, Stearns & Co. Inc. ("Bear Stearns"), acting as agent.

A. Recitals

     1. This Sales Plan is entered into between Seller and Bear Stearns as the Seller's adoption of a written plan for trading securities that complies with the requirements of Rule 10b5-1(c)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     2. Seller is establishing this Sales Plan in order to permit the orderly disposition of a portion of Seller's holdings of the common stock, par value $.01 per share (the "Stock"), of Mueller Industries, Inc. (the "Issuer"), issuable upon the exercise of options to acquire 1,200,000 shares of Stock until the expiration date specified in the option agreement hereinafter referred to at an exercise price of $2.0625 per share pursuant to an option agreement dated December 4, 1991 (the "Options").

B. Seller's Representations, Warranties and Covenants

     1. As of the date on which Seller executed this Sales Plan, Seller was not aware of any material nonpublic information concerning the Issuer. Seller entered into this Sales Plan in good faith and not as part of a plan or scheme to evade compliance with the federal securities laws.

     2. The Stock to be sold under this Sales Plan will be owned by Seller subject to the compliance by Seller with the exercise provisions of the Options and will not be subject to any liens, security interests or other encumbrances or limitations on disposition other than those imposed by Rules 144 or 145 under the Securities Act of 1933, as amended (the "Securities Act").

     3. While this Sales Plan is in effect, Seller agrees not to sell any Stock through any broker other than Bear Stearns. Seller agrees not to alter or deviate from the terms of this Sales Plan while aware of any material non-public information with respect to the Issuer.

     4. Seller agrees to provide Bear Stearns with a certificate dated as of the date hereof and signed by the Issuer substantially in the form of Exhibit A hereto prior to commencement of sales of Stock pursuant to this Sales Plan.

     5. Seller agrees to complete, execute and deliver to Bear Stearns a seller's representation letter dated as of the date hereof substantially in the form of Exhibit B hereto prior to the commencement of sales of Stock pursuant to this Sales Plan.

     6. The execution and delivery of this Sales Plan by Seller and the transactions contemplated by this Sales Plan will not contravene any provision of applicable law or any agreement or other instrument binding on Seller or any judgment, order or decree of any governmental body, agency or court having jurisdiction over Seller.

     7. Seller agrees that until this Sales Plan has been terminated he shall, upon request from Bear Stearns delivered to Seller from time to time, provide such information as is reasonably requested to confirm that sales under this Sales Plan are in compliance with Rule 144 or Rule 145 under the Securities Act.

     8. Seller agrees that he shall not, directly or indirectly, communicate any information relating to the Stock or the Issuer to any employee of Bear Stearns or its affiliates who is involved, directly or indirectly, in executing this Sales Plan at any time while this Sales Plan is in effect.

     9. (a) Seller agrees to make all filings, if any, required under Sections 13(d), 13(g) and 16 of the Exchange Act in a timely manner, to the extent any such filings are applicable to Seller.

     (b) Seller agrees that he shall in connection with the performance of this Sales Plan comply with all applicable laws, including, without limitation,
Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

     (c) Seller acknowledges that Seller is deemed an insider of the Issuer for purposes of Section 16 of the Exchange Act.

     10. (a) Seller represents and warrants that the Stock to be sold pursuant to this Sales Plan will be issued upon exercise of the Options and will be eligible for sale under Rule 144 or 145 of the Securities Act upon such issuance.

     (b) Seller agrees not to take, and agrees not to cause any person or entity with which Seller would be required to aggregate sales of Stock pursuant to paragraph (a)(2) or (e) of Rule 144 to take, any action that would cause the sales hereunder not to meet all applicable requirements of Rule 144, provided that Seller shall not be precluded from selling Stock in reliance on a registration statement with respect to such sales in effect under the Securities Act.

     (c) Seller agrees to file Forms 144 for the sales to be effected under this Sales Plan at such times as Seller may be required or permitted by applicable law.(1)

     (d) Bear Stearns agrees to conduct all sales pursuant to this Sales Plan in accordance with the manner of sale requirement of Rule 144 under the Securities Act, and in no event shall Bear Stearns effect any sale if such sale would exceed the then-applicable volume limitation under Rule 144, assuming that the sales to be made by Bear Stearns under this Sales Plan are the only sales subject to such limitation, unless directed by Seller pursuant to a registration statement with respect to such sales in effect under the Securities Act.

C. Implementation of the Plan

     1. Seller hereby appoints Bear Stearns to sell shares of Stock pursuant to the terms and conditions set forth below. Subject to such terms and conditions, Bear Stearns hereby accepts such appointment.


     2. Bear Stearns is authorized to begin selling Stock pursuant to this Sales Plan commencing on March 7, 2002 and ending on the earliest to occur of March 31, 2003, the termination of this Sales Plan pursuant to paragraph D. hereof, the sale of the maximum number of shares of Stock to be sold by Bear Stearns pursuant to this Sales Plan or two business days after receipt of notice of death of Seller or of the commencement of any proceedings in respect of or triggered by Seller's bankruptcy or insolvency.

     3. (a) Bear Stearns shall exercise Options to purchase a total of 200,000 shares of Stock on the first business day of each calendar month during the term of this Sales Plan which shall immediately succeed the trading day on the New York Stock Exchange on which the closing sale price of the Stock shall be at least $30.00 per share; provided, however, that Bear Stearns shall not so exercise Options if there are 250,000 or more shares of the Stock in the Plan Account (as defined below) which have not been sold by Bear Stearns pursuant to this Sales Plan; provided, further, however, that Bear Stearns shall not exercise Options to purchase more than 200,000 shares of Stock during any calendar month during the terms of this Sales Plan. Thereafter, to the extent shares of Stock are available from the exercise of such Options, Clark Schubach or Alan Greenberg or a

----------

     (1) The Seller's representation on the Forms 144 regarding Seller's knowledge of material information regarding the Issuer may be made as of the date the Sales Plan is adopted. The "Remarks" section of each Form 144 should state that the sale is being made pursuant to a previously adopted plan intended to comply with Rule 10b5-1(c) and indicate the later of the date the Sales Plan was adopted or was most recently amended and that the representation is made as of such date.

successor registered representative designated by Bear Stearns shall sell, as soon as reasonably practicable but with time and price discretion, the net amount of Stock remaining after Stock is withheld by the Issuer to pay required Federal, state and local withholding taxes due with respect to such Option exercise (the "Monthly Sale Amount") commencing on the following business day and terminating on the business day on which all shares are sold (each such day, a "Sale Day") at a gross price before deduction of commissions or mark-down of at least $30.00 per share (the "Minimum Sale Price"). The Issuer shall notify Bear Stearns not later than the opening of trading on the New York Stock Exchange on the trading day immediately succeeding the date of exercise of the number of shares of Stock to be withheld by the Issuer to pay required Federal, state and local withholding taxes due with respect to such Option exercise.

     (b) Subject to the Minimum Sale Price and the other applicable provisions of this Sales Plan, Bear Stearns shall sell the Monthly Sale Amount under ordinary principles of best execution.

     (c) The Monthly Sale Amount shall be adjusted automatically on a proportionate basis to take into account any stock split, reverse stock split or stock dividend with respect to the Stock or any similar transaction with respect to the Stock that occurs during the Sales Plan.

     (d) Seller understands that Bear Stearns may not be able to effect a sale on a Sale Day due to a market disruption or a legal, regulatory or contractual restriction applicable to Bear Stearns or any other event or circumstance (a "Blackout"). Seller also understands that even in the absence of a Blackout, Bear Stearns may be unable to effect sales consistent with ordinary principles of best execution due to insufficient volume of trading, failure of the Stock to reach and sustain a limit order price, or other market factors in effect on the date of a sale

     (e) Seller and Bear Stearns agree that if the Issuer enters into a transaction that results, in the Issuer's good faith determination, in the imposition of trading restrictions on Seller, such as a pooling-of-interests transaction or stock offering requiring an affiliate lock-up ( an "Issuer Restriction"), and if the Issuer and Seller shall provide Bear Stearns at least three (3) days' prior written notice signed by the Issuer and Seller and confirmed to Bear Stearns by telephone (in each case) (Attn: Jeffrey Lipman, Tel. No. (212) 272-2559; Fax No.: (973) 463-5453 and Jim Hubbert, Tel. No. (212)
272-8059; Fax No. (917) 849-0456), then Bear Stearns will cease effecting sales under this Sales Plan until notified in writing by both the Issuer and Seller that such restrictions have terminated. Bear Stearns shall resume effecting sales in accordance with this Sales Plan as soon as practicable after the cessation or termination of a Blackout or receipt of the notice as set forth in the preceding sentence that the Issuer Restriction has ended. Any unfilled sales that are not executed due to the existence of a Blackout or an Issuer Restriction shall be deemed to be cancelled and shall not be effected pursuant to this Sales Plan.

     (f) Seller agrees to make appropriate arrangements with the Issuer and its transfer agent and stock plan administrator to permit Bear Stearns to furnish notice to the Issuer of the exercise of the Options and to have underlying shares of Stock delivered to Bear Stearns as necessary to effect sales under this Sales Plan, and Bear Stearns agrees to do so. Seller hereby authorizes Bear Stearns to serve as Seller's agent and attorney-in-fact and, in accordance with the terms of this Sales Plan, to exercise the Options in order to sell the Monthly Sale Amount. Seller agrees to complete, execute and deliver to Bear Stearns Stock Option Cashless Exercise Forms, substantially in the form attached hereto as Exhibit C, for the exercise of Options pursuant to this Sales Plan at such times and in such numbers as Bear Stearns shall request. Stock received upon exercise of Options shall be delivered to an account at Bear Stearns in the name of and for the benefit of Seller (the "Plan Account"). Bear Stearns and Seller acknowledge that, upon each exercise of Options, the Issuer will withhold a number of shares of Stock having an aggregate fair market value equal to the minimum required Federal, state and local withholding amount due with respect to such Option exercise, and shall deliver to Bear Stearns the number of shares of Stock exercised net of any shares so withheld.

     (g) Bear Stearns shall withdraw Stock from the Plan Account in order to effect sales of Stock under this Sales Plan.

     (h) Bear Stearns shall, in connection with the exercise of Options, remit to the Issuer the exercise price thereof. The exercise price shall be deducted from the proceeds of the sale of the Stock, if any, and paid to the Issuer, together with interest thereon computed in accordance with Bear Stearns's customary practices. If there are no proceeds from the sale of Stock, then Seller shall be liable to Bear Stearns for any amounts paid by Bear Stearns to the Issuer in connection with such exercise.

     (i) Bear Stearns shall provide Seller and the Issuer all information with respect to sales of Stock pursuant to this Sales Plan that is required for Seller and the Issuer to ensure compliance with Rule 144 and file on a timely basis all forms required to be filed by Seller under the Securities Act and the Exchange Act with respect to such sales.

     4. To the extent that any Stock remains in the Plan Account after the end of, or upon termination of this Sales Plan, Bear Stearns agrees to return such Stock promptly to the Issuer's transfer agent for relegending to the extent that such Stock would then be subject to transfer restrictions in the hands of Seller or otherwise to be put in such name as directed by Seller.

     5. Subject to the parameters specified in Section C.(3). above, and in each such case subject to the manner of sale requirement of Rule 144 being satisfied as provided in Section B.(10).(d), sales of the Stock may be effected, in whole or in part, on an agency basis or, if Bear Stearns is a market maker (as the term is defined in Section 3(a) (38) of the Exchange Act) in the Stock at the time that any sale is to be made under this Sales Plan, Bear Stearns may, in its sole discretion, effect one or more sales on a principal basis commensurate with all regulatory requirements regarding best execution practices.

     6. Seller acknowledges and agrees that he does not have authority, influence or control over any sales of Stock effected by Bear Stearns pursuant to this Sales Plan and will not attempt to exercise any authority, influence or control over such sales.

D. Termination or Notification

     1. This Sales Plan may not be terminated prior to the end of the Sales Plan, except upon direction by Seller or by notice from Bear Stearns that Bear Stearns, in its sole discretion, has determined that it is prohibited from continuing to operate as agent by a legal, contractual or regulatory restriction applicable to it. Any modification of this Sales Plan by Seller will be made in good faith and not as part of a scheme to evade the prohibitions of Rule 10b5-1(c)(1) under the Exchange Act. In particular, subject to Seller's right to terminate this Sales Plan, Seller agrees that he will not alter or modify this Sales Plan at any time that Seller is aware of any material non-public information with respect to the Issuer.

E. Limitation of Liability

     1. Notwithstanding any other provision hereof, neither Seller nor Bear Stearns shall be liable to the other for:

          (a) special, indirect, punitive, exemplary or consequential damages, or incidental losses or incidental damages of any kind, even if advised of the possibility of such losses or damages or if such losses or damages could have been reasonably foreseen, or

          (b) any failure to perform or to cease performance or any delay in performance that results from a cause or circumstance that is beyond its reasonable control, including but not limited to failure of electronic or mechanical equipment, strikes, failure of common carrier or utility systems, severe weather, market disruptions or other causes commonly known as "acts of God".

     2. Seller has consulted with his own advisors as to the legal, tax, business, financial and related aspects of, and has not relied upon Bear Stearns or any person affiliated with Bear Stearns in connection with, Seller's adoption and implementation of this Sales Plan.

     3. Seller acknowledges and agrees that in performing his obligations hereunder neither Bear Stearns nor any of its affiliates nor any of their respective officers, employees or other representatives is exercising any discretionary authority or discretionary control respecting management of Seller's assets, or exercising any authority or control respecting management or disposition of Seller's assets, or otherwise acting as a fiduciary (within the meaning of Section 3(21) of the Employee Retirement Income Security Act of 1974, as amended, or Section 2510.3-21 of the Regulations promulgated by the United States Department of Labor) with respect to Seller or Seller's assets. Without limiting the foregoing, Seller further acknowledges and agrees that neither Bear Stearns nor any of its affiliates nor any of their respective officers, employees or other representatives has provided any "investment advice" within the meaning of such provisions, and that no views expressed by any such person will serve as a primary basis for investment decisions with respect to Seller's assets.

     4. Seller agrees to indemnify and hold harmless Bear Stearns and its officers, directors, employees, agents and affiliates from and against any losses, liabilities, claims, damages and expenses ("Losses"), including but not limited to reasonable attorneys' fees and the costs of investigating or defending any matter, arising out of or incurred in connection with this Sales Plan, except to the extent Losses are found in a final award or judgement by an arbitrator or court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the actions of Bear Stearns.

F. Agreement to Arbitrate

     1. (a) Any dispute between Seller and Bear Stearns arising out of, relating to or in connection with this Sales Plan or any transaction relating to this Sales Plan shall be determined by arbitration only before the New York Stock Exchange, Inc., the National Association of Securities Dealers, Inc. or the Municipal Securities Rulemaking Board, as Seller may elect. If Seller makes no written election addressed to Bear Stearns by registered mail within fifteen days after receiving a written demand for arbitration from Bear Stearns, then Seller authorizes Bear Stearns to elect one of the above listed forums for Seller.

     (b) Unless rules of the arbitral forum dictate otherwise, any arbitration proceeding between Seller and Bear Stearns shall be held at a location at which the selected forum regularly conducts such proceedings nearest to the Bear Stearns office carrying Seller's accounts at the time the claim arose; this venue shall apply even if Seller has related disputes with other parties which cannot be resolved in the same locale. Except for simplified proceedings (small claims), any arbitration proceeding between Seller and Bear Stearns shall be heard and decided by a panel of not fewer than three arbitrators.

     (c) The law of the State of New York shall apply in all respects, including but not limited to determination of applicable statutes of limitation and available remedies. The award of the arbitrator or a majority of arbitrators shall be final, and judgment on the award may be entered in any state or federal court having jurisdiction.

     2. Bear Stearns represents that it, and Seller represents that he, understands the terms of the above arbitration clause as follows:

          (i) Arbitration is final and binding on the parties.

          (ii) The parties are waiving their right to seek remedies in court, including the right to jury trial.

          (iii) Pre-arbitration discovery is generally more limited than and different from court proceedings.

          (iv) The arbitrators' award is not required to include factual findings or legal reasoning, and any party's right to appeal or seek modification of rulings by the arbitrators is strictly limited.

          (v) The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

          (vi) No person shall bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any person who has initiated in court a putative class action or who is a member of a putative class who has not opted out of the class with respect to any claims encompassed by the putative class action until:

               (A) the class certification is denied;

               (B) the class is decertified; or

               (C) the customer is excluded from the class by the court.

          Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this Sales Plan except to the extent stated herein.

G. General

     1. Seller and Bear Stearns acknowledge and agree that Bear Stearns is acting as agent and custodian for Seller in connection with this Sales Plan and that Seller is a "customer" of Bear Stearns within the meaning of Section 741(2) of

Title 11 of the United States Code (the "Bankruptcy Code"). Seller and Bear Stearns further acknowledge and agree that this Sales Plan is a "securities contract," as such term is defined in Section 741(7) of the Bankruptcy Code, entitled to the protections of, among other sections, Sections 362(b)(6), 546(e) and 555 of the Bankruptcy Code.

     2. This Sales Plan constitutes the entire agreement between the parties with respect to this Sales Plan and supercedes any prior agreements or understandings with regard to this Sales Plan.

     3. This Sales Plan may be amended by Seller only upon the receipt by Bear Stearns of a certificate signed by Seller dated as of the date of such amendment certifying that Seller is not aware of any material non-public information with respect to the Issuer; provided that the foregoing shall not apply in the case of termination under Section D.

     4. All notices to Bear Stearns under this Sales Plan shall be deemed notice when received and shall be given to all of the following persons in the manner specified by this Sales Plan by telephone, by facsimile and by certified mail:

          Jeffrey Lipman
          Bear, Stearns & Co. Inc.
          383 Madison Avenue
          New York, NY  10179
          Phone:  (212) 272-2559
          Fax:  (973) 463-5453

          Clark Schubach
          Bear, Stearns & Co. Inc.
          383 Madison Avenue
          New York, NY 10179
          Phone:  (212) 272-7112
          Fax:  (212) 272- 4963

          Jim Hubbert
          Bear, Stearns & Co. Inc.
          383 Madison Avenue
          New York, NY  10179
          Phone: (212) 272-8059
          Fax: (917) 849-0456

          Harvey L. Karp
          c/o Mueller Industries Inc.
          8285 Tournament Drive, Suite 150

          Memphis, Tennessee 38125
          Attn: General Counsel
          Phone: (901) 759-7457
          Fax: (901) 753-3254

          Willkie Farr & Gallagher
          787 Seventh Avenue
          New York, NY 10019-6099
          Phone: (212) 728-8000
          Fax: (212) 728-8111
          Attn: Frank A. Daniele
                Neil Novikoff

     5. Seller's rights and obligations under this Sales Plan may not be assigned or delegated without the written permission of Bear Stearns.

     6. This Sales Plan may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     7. If any provision of this Sales Plan is or becomes inconsistent with any applicable present or future law, rule or regulation, that provision will be deemed modified or, if necessary, rescinded in order to comply with the relevant law, rule or regulation. All other provisions of this Sales Plan will continue and remain in full force and effect.

     8. All transactions contemplated under this Sales Plan shall be effected in the State of New York. This Sales Plan, and all transactions contemplated hereunder, shall be governed by and construed in accordance with the internal laws of the State of New York. This Sales Plan may be modified or amended only by a writing signed by the parties hereto.

     NOTICE: THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE IN PARAGRAPHS F.1 AND F.2.



     IN WITNESS WHEREOF, the undersigned have signed this Sales Plan as of the date first written above.


                                        /s/ Harvey L. Karp
                                        --------------------------------
                                        Harvey L. Karp


                                        Bear, Stearns & Co. Inc.


                                        /s/ Jim Hubbert
                                        --------------------------------
                                        Name:   Jim Hubbert
                                        Title:  Senior Managing Director

                                    EXHIBIT A

                              ISSUER REPRESENTATION

     1. Mueller Industries, Inc. (the "Issuer") represents that it has reviewed the Sales Plan dated March 6, 2002 (the "Sales Plan") between Harvey L. Karp ("Seller") and Bear, Stearns & Co. Inc. ("Bear Stearns") relating to the common stock, par value $.01 per share, of the Issuer (the "Stock"), and the Sales Plan does not violate the Issuer's insider trading policies.

     2. The Issuer acknowledges that Seller has authorized Bear Stearns to serve as Seller's agent and attorney-in-fact to exercise certain options to purchase the Stock from time to time pursuant to the Sales Plan. The Issuer agrees to accept, acknowledge and effect the exercise of such options by Bear Stearns and deliver the underlying Stock to Bear Stearns (free of any legend or statement restricting its transferability to a buyer) upon receipt of a completed Stock Option Cashless Exercise Form substantially in the form attached to the Sales Plan as Exhibit C, net of any shares withheld by the Issuer in payment of withholding taxes. In the event that the Issuer is not open for business on any day on which Bear Stearns is open for business and Bear Stearns transmits a Stock Option Cashless Exercise Form on behalf of Seller on such day, then such exercise will be deemed effective on that day even if Bear Stearns could not deliver or send the appropriate payments of exercise price due to the inability of Bear Stearns to confirm same with the Issuer; provided, however, that Bear Stearns shall promptly attempt to confirm such necessary information and transmit such necessary funds as soon as practicable upon confirming such information with the Issuer.

Dated: March 6, 2002


                           Mueller Industries, Inc.

                               /s/ John P. Fonzo
                           By: ------------------------------
                               John P. Fonzo, General Counsel

                                    EXHIBIT B
                         SELLER'S REPRESENTATION LETTER




Bear, Stearns & Co. Inc.
Bear, Stearns Securities Corp.
383 Madison Avenue
New York, NY  10179

Attention: Legal Department
           ----------------

     Re:  Name of Issuer: Mueller Industries, Inc.

          Class of Stock: Common Stock, $.01 par value

          Number of Shares to Be Sold: 1,200,000

          Account Number: 041-80383

Gentlemen:

     I have requested that you sell the above-captioned securities as broker for my account in the manner permitted by Rule 144 (the "Rule") under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to the Sales Plan I have established with you pursuant to Rule 10b5-1 (c)(1) under the Securities Exchange Act of 1934. In connection with this request, I hereby make the following representations.

     1. The above - captioned securities will be acquired by me upon the exercise of options. The sale of such securities by me will be made in reliance on Rule 144 under the Securities Act or pursuant to a registration statement on Form S-8 (together with a reoffer prospectus on Form S-3) in effect under the Securities Act.

     2. The aggregate number of shares of the above-captioned securities sold by me and by any person or entity whose sales are required by Rule 144 to be aggregated with mine during the preceding three months will not exceed the greater of 1% of the shares outstanding or the average weekly reported trading volume in such securities on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the filing of the Form 144.

     3. I have not made and will not make any payment to any other person in connection with any execution you may effect on my order; and I have not, and will not pay to Bear, Stearns Securities Corp., any more than the usual and customary broker's commission; and I have not solicited or arranged and will not solicit or arrange for the solicitation of orders to buy in anticipation of or in connection with the proposed sale pursuant to such order. I have advised and will advise you of any open sell orders in the above captioned securities with any other broker or bank pending completion of this order.

     4. This order is not part of a distribution of any securities on my behalf, and I am not an underwriter with respect to these securities. I am not acting in concert with any other person, persons or entities, and there is no reason for me to aggregate my sales with any other person, persons or entities.

     5. I have filed on Form 144 three executed notices of proposed sale with the Securities and Exchange Commission and one with the principal national securities exchange on which the captioned issue is traded, if applicable. I have attached a copy of the Form 144 as filed by me and the information contained thereon is accurate and complete as of the date indicated thereon.

     6. The number of shares to be sold will be reduced by the number of shares withheld by the issuer which shall have an aggregate fair market value equal to the minimum required Federal, state and local withholding amount due with respect to the exercise of options by me.

     7. I have a bona fide intention to sell these securities within a reasonable time from my filing of such Form 144.

     8. I hereby authorize Bear, Stearns Securities Corp. and its agents and representatives to make any inquiry of the issuer, issuer's counsel and issuer's transfer agent that it may deem advisable in connection with the proposed sale of these securities.

     9. I understand that my order may be accepted by you subject to your investigation as to whether such proposed sale, if executed, will comply with the Rule and policies of Bear, Stearns Securities Corp.

     10. I understand that it may be necessary for the issuer of these securities to supply a letter to you certifying that such issuer has filed with the Securities and Exchange Commission all reports and statements required to be filed by such issuer within the past twelve (12) months. I agree to use my best efforts to see that said issuer supplies said letter if deemed necessary by Bear, Stearns Securities Corp.

     11. I understand that Bear, Stearns Securities Corp. will, if my order to sell is accepted, act as no more than my agent or as a market maker as that term is defined in Section 3(a)(38) of the Securities Exchange Act of 1934 for the sale of these securities; and that I will receive the proceeds of any sale only if and when the shares sold are received by Bear, Stearns Securities Corp. in good deliverable form.

     12. I have not and will not enter into any arrangements with any other person or entity in respect of the sale of these securities.

                                        Very truly yours,

                                        /s/ Harvey L. Karp

                                        Harvey L. Karp



Date: March 6, 2002

                                    EXHIBIT C

                       STOCK OPTION CASHLESS EXERCISE FORM

I.   Instructions to Mueller Industries, Inc.

A. This constitutes notice under the stock option between the undersigned and Mueller Industries, Inc. (the "Issuer") that I elect to exercise my option to purchase 200,000 shares of the common stock par value $.01 per share, of the Issuer (the "Stock"), at an exercise price of $ 2.0625 per share.

B.   This is a (check one): _______ qualified stock option plan
                            ___X___ non-qualified stock option plan


--------------------------------                     ----------------------
Harvey L. Karp                                                         (Date)

II.  Issuer's Acknowledgement of Option Exercise

A. Mueller Industries, Inc. (the "Issuer") acknowledges that it is in receipt of a valid option exercise certificate from Harvey L. Karp (the "Executive") covering the exercise of 200,000 shares of Stock.

B. In connection with Bear Stearns' exercise of the Executive's option to purchase Stock from the Issuer, the Issuer agrees to promptly deliver the shares from it's Bear Stearns Account no. 043-80460 to the Executive's Bear Stearns Account no. 041-80383 registered in the name of Bear Stearns less any shares withheld by the Issuer in respect of payments of applicable withholding taxes.

C.   Funds should be delivered to the Issuer (check one):

     _______ via check to:     ___________________________ (company name)

     ___X___ via wire to:      Standard Federal Bank, Troy MI
                ABA #          ABA No. 072000805
                               Swift Michus 33
                Account #      270548291

D. The Issuer represents that the shares will be issued pursuant to an effective registration statement and that the shares will be free of any restrictive legend.

                                        Signature: _____________________________

                                        Print Name/Title: ______________________

                                        Date: ____________________________